Exhibit 10.15.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is executed as of the 9th day of March, 2009, by and among AVENTINE RENEWABLE ENERGY, INC., a Delaware corporation (“Aventine”), AVENTINE RENEWABLE ENERGY – MT VERNON, LLC, a Delaware limited liability company (“Mt Vernon”), and AVENTINE RENEWABLE ENERGY – AURORA WEST, LLC, a Delaware limited liability company (“Aurora West” and, collectively with Aventine and Mt Vernon, the “Borrowers” and each individually a “Borrower”), JPMORGAN CHASE BANK, N.A., individually as a Lender and as the Administrative Agent (the “Administrative Agent”), and each of the other Lenders that is a signatory hereto.

W I T N E S S E T H:

WHEREAS, Borrowers, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of March 23, 2007 (as amended to date, the “Credit Agreement”; unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the meaning given such terms in the Credit Agreement, including, to the extent applicable, after giving effect to this First Amendment), pursuant to which the Lenders provide certain financing to Borrowers in accordance with the terms and conditions set forth therein; and

WHEREAS, Borrowers have requested that the Lenders amend certain provisions of the Credit Agreement as set forth herein; and

WHEREAS, subject to the terms and conditions set forth herein, the Lenders have agreed to Borrowers’ requests.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

SECTION 1. Amendments.  In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of each condition precedent contained in Section 3 hereof, the Credit Agreement shall be amended effective as of the First Amendment Effective Date (as hereinafter defined) in the manner provided in this Section 1.

1.1 Additional Definitions.  Section 1.01 of the Credit Agreement shall be amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Availability Block” means $2,500,000.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three

Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Enforcement Action” means the commencement or prosecution of enforcement of any carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, which could result in the foreclosure or forfeiture of rights in the Property covered by such Lien; provided that the filing of a Lien shall in and of itself not be deemed to be an Enforcement Action.

“Exchange Offer” has the meaning assigned to such term in Section 5.19.

“First Amendment” means that certain First Amendment to Credit Agreement dated as of March 9, 2009 among Borrowers, Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means the “First Amendment Effective Date” as defined in the First Amendment.

“FTI” means FTI Consulting, Inc. in its capacity as financial advisor to the Administrative Agent and its counsel.

“Houlihan” means Houlihan Lokey Howard & Zukin, in its capacity as financial advisor to the Loan Parties.

“Interim Account Report” shall mean the Interim Account Report to be delivered pursuant to Section 5.01(n), a form of which is attached hereto as Exhibit J.

“Inventory Designation Report” shall mean the Inventory Designation Report to be delivered pursuant to Section 5.01(g)(ii), a form of which is attached hereto as Exhibit K.

“Market Price Reserve” means a Reserve implemented and adjusted as often as daily at times when the current market price of ethanol, as determined by Administrative Agent, is lower than the price of ethanol used by Borrowers in their calculation of Eligible Inventory in the most recently submitted Borrowing Base Certificate.

“Modified Applicable Percentage” means, with respect to any Lender, (a) with respect to Loans, LC Exposure, Swingline Loans or Overadvances, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the aggregate Revolving Commitment of all Lenders, without giving effect to the Revolving Commitment of any Defaulting Lender (provided, that if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the aggregate Revolving Exposures, without giving effect to the Revolving Exposure of any Defaulting Lender), and (b)  with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure and the unused Commitments, without giving effect to the Credit Exposure or unused Commitment of any Defaulting Lender.

“Senior Exchange Note Documents” means the Senior Exchange Notes, the indenture pursuant to which the Senior Exchange Notes are issued, and any and all agreements, instruments and other documents pursuant to which the Senior Exchange Notes will be issued, all of which shall be in form and substance reasonably acceptable to the Administrative Agent.

“Senior Exchange Notes” means the notes to be issued by Holdings on or after the First Amendment Effective Date but prior to May 15, 2009, in an aggregate principal amount not to exceed $300,000,000 (exclusive of interest accrued on the Senior Notes as of the date of the exchange described on Schedule 1.01 hereto or interest that is thereafter deferred or “paid-in-kind”), which notes shall be issued on terms substantially consistent with, but not more favorable to the holders thereof than, the terms set forth in Schedule 1.01 hereto and otherwise on terms and conditions substantially similar (but not more favorable to the holders thereof) to the Senior Notes, and which otherwise satisfy each of the following criteria:  (i)  a maturity date no earlier than April 1, 2017, (ii) no scheduled amortization of principal, (iii) no cash payments of interest prior to April 1, 2010 and (iii) the payment of such Indebtedness is subordinated in right of payment to the Secured Obligations upon terms satisfactory to the Administrative Agent.

1.2   Amendment to Definitions.  The definitions of “Adjusted LIBO Rate”, “Alternate Base Rate”, “Applicable Rate”, “Availability”, “Borrowing Base”, “Commitment”, “Fixed Asset Component”, “Loan Documents”, “Maturity Date”, “Perfection Certificate”, “Reserves” and “Revolving Commitment” contained in Section 1.02 of the Credit Agreement shall be amended and restated to read in full as follows:

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) the product (rounded upwards, if necessary, to the next 1/16 of 1%) of (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) three percent (3%).

 “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%) and (c) the Adjusted LIBO Rate with respect to Interest Periods of one month on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus two and one-quarter percent (2.25%), provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be calculated using the rate appearing on Reuters Screen LIBOR01 (or on any successor or substitute screen of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

 “Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be:

ABR Spread	Eurodollar Spread	Commitment Fee Rate
3. 25%	4.50%	.50%

“Availability” means, at any time, an amount equal to (a) the lesser of the aggregate Revolving Commitment and the Borrowing Base minus (b) Reserves minus (c) the aggregate Revolving Exposure of all Lenders minus (d) the Availability Block.

“Borrowing Base” means, at any time, the sum of:

(a)           85% of the Borrowers’ Eligible Accounts at such time, plus

(b)           the sum of the following:

(i)           the lesser of (1) 70% of the Base Value of the Borrowers’ Eligible Inventory consisting of primary finished goods and (2) the Inventory Advance Percentage of Borrowers’ Eligible Inventory consisting of primary finished goods, plus

(ii)          the lesser of (1) 70% of the Base Value of the Borrowers’ Eligible Inventory consisting of raw materials and (2) the Inventory Advance Percentage of Borrowers’ Eligible Inventory consisting of raw materials, plus

(iii)         the lesser of (1) 70% of the Base Value of the Borrowers’ Eligible In-Transit Inventory and (2) the Inventory Advance Percentage of Borrowers’ Eligible In-Transit Inventory, plus

(c)           the Fixed Asset Component.

The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base with any such changes to be effective immediately upon delivery of notice thereof to the Borrower Representative.  The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f) of the Credit Agreement.

“Commitment” means, with respect to each Lender, the sum of such Lender’s Revolving Commitment, together with the commitment of such Lender to acquire participations in Protective Advances hereunder as such Commitment may be (a) reduced from time to time pursuant to Section 2.09, or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, in the Assignment and Assumption or in any joinder agreement related to any Commitment pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Fixed Asset Component” means $10,000,000; provided that the Fixed Asset Component shall reduce by (a) $1,000,000 on the first day of each calendar month commencing on September 1, 2009 and continuing on the first Business Day of each month thereafter throughout the term of the Credit Agreement and (b) an amount determined by the Administrative Agent in its Permitted Discretion with respect to any Fixed Asset Collateral which is the subject of a casualty event (including, without limitation, damage, destruction or condemnation) or a Disposition or otherwise no longer satisfies the criteria applicable to Eligible Equipment or Eligible Real Property.

“Loan Documents” means this Agreement, the First Amendment, any promissory notes issued pursuant to the Agreement, any Letter of Credit applications, the Collateral Documents, the Loan Guaranty, and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Maturity Date” means March 1, 2010 or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Perfection Certificate” means that certain Perfection Certificate dated as of the First Amendment Effective Date, executed by each Loan Party and addressed to the Administrative Agent

“Reserves” means any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation and without duplication, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, Rent Reserves, PACA Reserves, Storage/Handling Reserves, Exchange Reserves, Fuels Tax Reserves, Dilution Reserves at any time that the Dilution Ratio is greater than 5% (and then only to the extent in excess of 5%), Market Price Reserves, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Swap Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan

Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Loans and to acquire participations in Letters of Credit, Overadvances and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.  The aggregate amount of the Lenders’ total Revolving Commitments as of the First Amendment Effective Date is $75,000,000 and will be automatically reduced on a pro-rata basis to $60,000,000 on April 1, 2009 and to $50,000,000 on May 1, 2009.

1.3 Amendment to Definition of Eligible Accounts.  The definition of “Eligible Accounts” set forth in Section 1.01 of the Credit Agreement shall be amended to delete clause (b) thereof and replace it with the following clause (b) which shall read in full as follows:

(b)           which is subject to ay Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent, (iii) rights of vendors arising under PACA but only to the extent no past due amounts are owned to such vendors, and (iv) a Lien in favor of the holders of the Senior Exchange Notes which is expressly subordinated to the Lien in favor of the Administrative Agent;

1.4 Amendment to Definition of Eligible Equipment.  The definition of “Eligible Equipment” set forth in Section 1.01 of the Credit Agreement shall be amended to delete clause (b) thereof and replace it with the following clause (b) which shall read in full as follows:

(b)           such Borrower has the right to subject such equipment to a Lien in favor of the Administrative Agent; such equipment is subject to a first priority perfected Lien in favor of the Administrative Agent and is free and clear of all other Liens of any nature whatsoever (except for (i) Permitted Encumbrances which do not have priority over the Lien in favor of the Administrative Agent and (ii) a Lien in favor of the holders of the Senior Exchange Notes which is expressly subordinated to the Lien in favor of the Administrative Agent);

1.5 Amendment to Definition of Eligible Inventory.  The definition of “Eligible Inventory” set forth in Section 1.01 of the Credit Agreement shall be amended to delete clause (b) thereof and replace it with the following clause (b) which shall read in full as follows:

(b)           which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent and (iii) a Lien in favor of the holders of the Senior Exchange Notes which is expressly subordinated to the Lien in favor of the Administrative Agent;

1.6 Amendment to Definition of Eligible Real Property.  The definition of “Eligible Real Property” set forth in Section 1.01 of the Credit Agreement shall be amended to delete clause (c) thereof and replace it with the following clause (c) which shall read in full as follows:

(c)           (i) in respect of which (A) the Administrative Agent is satisfied that all actions necessary or desirable in order to create a perfected first priority Lien on such real property have been taken, including, the filing and recording of Mortgages and (B) which is not subject to any Lien other than (1) a Lien in favor of the Administrative Agent, (2) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent and (3) a Lien in favor of the holders of the Senior Exchange Notes which is expressly subordinated to the Lien in favor of the Administrative Agent;

1.7 Amendment to Definition of Fixed Charge Coverage Ratio.  The definition of “Fixed Charge Coverage Ratio” set forth in Section 1.01 of the Credit Agreement shall be amended to delete subclause (v) of clause (b) thereof and replace it with the following subclause (v) of clause (b) which shall read in full as follows:

(v)           [Intentionally Deleted];

1.8 Deleted Definitions.  Section 1.01 of the Credit Agreement shall be amended to delete the definitions of “Activation Period”, “Commitment Increase Agreement”, “Commitment Increase Notice”, “Fixed Charge Coverage Period”, “New Lender”, “New Lender Agreement”, “Pro Forma Availability Test”, “Pro Forma Fixed Charge Test” and “Quarterly Fixed Asset Amortization Amount” in their entirety.

1.9 Amendment to Protective Advance Provision.  Clause (a) of Section 2.04 of the Credit Agreement is hereby amended by deleting the reference to “$10,000,000” contained therein and inserting in lieu thereof a reference to “$7,500,000; provided further that, the aggregate amount of outstanding Protective Advances plus the aggregate amount of Overadvances outstanding at any time shall not exceed $7,500,000”.

1.10 Amendment to Swingline Loans Provision.  Clause (a) of Section 2.05 of the Credit Agreement is hereby amended by deleting the reference to “$25,000,000” contained therein and inserting in lieu thereof a reference to “$5,000,000”.

1.11 Amendment to Overadvance Provision.  Clause (c) of Section 2.05 of the Credit Agreement is hereby amended by deleting the reference to “$10,000,000” contained therein and inserting in lieu thereof a reference to “$7,500,000; provided further that, the aggregate amount of outstanding Overadvances plus the aggregate amount of Protective Advances outstanding at any time shall not exceed $7,500,000”.

1.12 Amendment to Repayment of Loans Provision.  Clause (b) of Section 2.10 of the Credit Agreement is hereby amended by deleting the reference to “At all times that full cash dominion is in effect pursuant to Section 7.3 of the Security Agreement, on” in the first sentence thereof and inserting in lieu thereof a reference to “On”.

1.13 Amendment to Prepayment of Loans Provision.  Clause (c) of Section 2.11 of the Credit Agreement is hereby amended by deleting the reference to “either (i) so long as full cash dominion is not in effect, no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate or (ii) if full cash dominion is in effect,”.

1.14 Amendments to Payments Generally; Allocation of Proceeds; Sharing of Set-offs Provision.

(a)           The last sentence of clause (a) of Section 2.18 of the Credit Agreement is hereby amended by deleting the reference to “At all times that full cash dominion is in effect pursuant to Section 7.3 of the Security Agreement, solely” and inserting in lieu thereof a reference to “Solely”.

(b)           Clause (f) of Section 2.18 of the Agreement is hereby amended and restated in its entirety to read as follows:

(f)           If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its sole discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank (or, following the payment of all amounts then due to the Administrative Agent, the Swingline Lender and the Issuing Bank, to the extent the Lenders shall have funded payments to the Administrative Agent, the Swingline Lender or any Issuing Bank in respect of other such amounts, for the benefit of the other Lenders) to satisfy such Lender’s obligations under this Agreement until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under this Agreement; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

1.15 Deletion of Increase of Commitments Provisions.  Section 2.21 of the Credit Agreement is hereby deleted in its entirety.  A reference to “[Intentionally Deleted]” shall be inserted in lieu thereof.

1.16 Defaulting Lenders.  A new Section 2.22 shall be added to the Credit Agreement as follows:

Section 2.22       Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           if any Swingline Loans, Protective Advances or Overadvances are outstanding or if any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)           all or any part of such outstanding Swingline Loans, Protective Advances, Overadvances and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Modified Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Applicable Percentage of Swingline Loans, Protective Advances, Overadvances and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time; and

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding; and

(b)           so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.22(a), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(a)(i) (and Defaulting Lenders shall not participate therein).

In the event that the Administrative Agent, the Issuing Bank and the Swingline Lender each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the outstanding Swingline Loans and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

1.17 Amendment to Financial Statements; Borrowing Base and Other Information Provisions.  Section 5.01 of the Credit Agreement shall be amended as follows:

(a)           Clause (a) shall be amended by inserting “,except for the audited consolidated balance sheet and related statements delivered with respect to the fiscal year ending December 31, 2008, which may include such a qualification or exception,” after the words “without a ‘going concern’ or like qualification or exception” where they appear in such clause (a) of Section 5.01 of the Credit Agreement.

(b)           Clause (b) shall be amended by deleting the reference to “and consolidating”.

(c)           Clause (c) shall be amended by (i) deleting the references to “and consolidating” and (ii) deleting the reference to “provided, however, that such financial statements will only be required from and after the occurrence of an Event of Default or during an Activation Period;”.

(d)           Clauses (d) through (g) shall be amended and restated in full as follows:

(d)           concurrently with any delivery of financial statements under clauses (a), (b) and (c) above, a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit D (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to year-end audit adjustments (which individually or in the aggregate will not be material) and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.04, 6.05, 6.07 and 6.08, in the case of the financial statements delivered under clauses (a) and (b), (iv) containing or accompanied by such financial or other details, information and material as Administrative Agent may request to evidence such compliance, (v)

stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (vi) stating that each accounts receivable aging and reconciliation and accounts payable aging are accurate and complete;

(e)           (i) as soon as available, but in any event not more than 30 days after the end of each fiscal year of Holdings, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of Holdings and its consolidated Subsidiaries for each month of the upcoming fiscal year (the “Projections”) in form satisfactory to the Administrative Agent and (ii) as soon as available, but in any event not more than three (3) days after the end of each calendar week, a copy of the 13-week rolling cash flow budget and Availability projections which include a comparison of the prior week’s budget to the actual receipts and disbursements and a comparison of the prior week’s projected Availability to actual Availability for such period in form satisfactory to Administrative Agent;

(f)           as soon as available but in any event within three (3) days after the end of each calendar week, prepared as of the last Business Day of the preceding calendar week, (i) a Borrowing Base Certificate (including a “terminal reconciliation report”) and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request; and the Fixed Asset Component of the Borrowing Base shall be updated concurrent with the sale or commitment to sell any assets constituting Eligible Equipment or Eligible Real Property, (ii) to the extent there has been a change in the information represented in the Perfection Certificate, as updated by a Perfection Certificate Update, or the Perfection Certificate, as updated by a Perfection Certificate Update, is no longer accurate and complete, a Perfection Certificate Update, and (iii) the PACA Reserve Report in the form of Exhibit I hereto; provided that at any time, the Administrative Agent, in its sole discretion, may require the delivery of a Borrowing Base Certificate, a new Perfection Certificate or a Perfection Certificate Update, PACA Reserve Report and supporting information more often than weekly, including daily, in which event the Borrowing Base would be adjusted immediately upon receipt of such reports;

(g)           as soon as available but in any event within twenty (20) days of the end of each calendar month, prepared as of the last Business Day of the preceding calendar month, all delivered electronically in a text formatted file acceptable to the Administrative Agent:

(i) a detailed aging of the Borrowers’ Accounts (A) including all invoices aged by invoice date and due date (with an explanation of the terms offered) and (B) reconciled to the Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

(ii) a worksheet of calculations prepared by the Borrowers to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

(iii) a reconciliation of the Borrowers’ Accounts and Inventory between the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clause (i) above and Section 5.01(o); and

(iv) a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement;

provided, that at any time, the Administrative Agent, in its sole discretion, may require delivery of the information required by this clause (g) more often than monthly, including weekly or daily.

(e)           New clauses (n) through (p) shall be added at the end of such Section and shall read in full as follows:

(n)           on each Business Day, an Interim Account Report (sales and collections) in the form of Exhibit J hereto, prepared as of the preceding Business Day;

(o)           as soon as available but in any event within three (3) days of the end of each calendar week, prepared as of the last Business Day of the preceding calendar week, delivered electronically in a text formatted file acceptable to the Administrative Agent, a schedule detailing the Borrowers’ Inventory, in the form of the Inventory Designation Report or such other form required by the Administrative Agent, (A) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, (B) including a report of any variances or other results of

Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by Borrowers and complaints and claims made against the Borrowers), and (C) reconciled to the Borrowing Base Certificate delivered as of such date; provided, that at any time, the Administrative Agent, in its sole discretion, may require delivery of the information required by this clause (o) more often than weekly, including daily; and

(p)           promptly after the same becomes available, any written report, analysis, forecast, recommendations or other information delivered from Houlihan to any Loan Party and, upon request of Administrative Agent, any information or updates concerning Houlihan’s activities.

1.18 Amendment to Appraisals Provision.  Section 5.11 of the Credit Agreement shall be amended and restated to read in full as follows:

Section 5.11       Appraisals.  At any time that the Administrative Agent requests, the Borrowers and the Subsidiaries will provide the Administrative Agent with appraisals or updates thereof of their Inventory, Equipment and Real Property from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations.  Any such appraisal or update thereof shall be at the expense of the Borrowers.  Without limiting the foregoing, Administrative Agent anticipates that it will request two such appraisals per fiscal year.

1.19 Amendment to Field Examinations Provision.  Section 5.14 of the Credit Agreement shall be amended and restated to read in full as follows:

Section 5.14       Field Examinations.  At any time that the Administrative Agent requests, the Borrowers will provide the Administrative Agent, at the sole expense of the Borrowers, reports of a collateral field examiner approved by the Administrative Agent (which may be the Administrative Agent or an affiliate thereof) with respect to all of the components of the Borrowing Base and such other matters regarding the Loan Parties or the Collateral as the Administrative Agent shall reasonably require.  Each field examination shall be at the expense of the Borrowers.  Without limiting the foregoing, Administrative Agent anticipates that it will request one such field examination per fiscal quarter.

1.20 Cooperation with FTI.  A new Section 5.18 shall be added to the Credit Agreement as follows:

Section 5.18       Cooperation with FTI.  The Loan Parties shall fully cooperate, and shall cause Houlihan to fully cooperate, with FTI in performing its work as financial advisor to the Administrative Agent and its counsel, which shall include, without limitation, an analysis of the Loan Parties’ operations and restructuring alternatives.  Subject to the terms and provisions of Section 9.12, the Loan Parties shall provide FTI, and shall cause Houlihan to provide FTI, with any information or updates requested by FTI concerning the Loan Parties’ activities, operations and financial condition.

1.21 Exchange Offer.  A new Section 5.19 shall be added to the Credit Agreement as follows:

Section 5.19      Senior Note Documents.  The Administrative Agent shall receive no later than March 31, 2009 formal written agreement(s), which shall be in form and substance reasonably satisfactory to Administrative Agent, between Holdings and the holders of at least eighty percent (80%) in principal amount of the Senior Notes pursuant to which the parties thereto shall have committed to the binding terms of an exchange offer by Holdings whereby such Holders shall exchange their Senior Notes for Senior Exchange Notes or evidence of irrevocable tender of Senior Notes for Senior Exchange Notes by holders of at least 80% in principal amount of the Senior Notes (the “Exchange Offer”). The Exchange Offer shall be completed with not less than ninety percent (90%) in principal amount of the Senior Notes participating in the Exchange Offer no later than April 15, 2009; provided, that if, prior to April 1, 2009, 90% of the interest payment in respect of the Senior Notes that is currently due and owing on April 1, 2009 shall have been deferred pursuant to the Senior Note Documents to a date no earlier than May 31, 2009, the Exchange Offer may be completed on the terms described above no later than May 15, 2009.

1.22 Amendment to Debt Covenant.  Section 6.01 of the Credit Agreement shall be amended to delete clause (i) thereof and replace it with the following clause (i) which shall read in full as follows:

(i)           Indebtedness evidenced by the Senior Notes and extensions, renewals and replacements of any such Indebtedness (i) in accordance with clause (f) of this Section 6.01 or (ii) in the form of Senior Exchange Notes; and

1.23 Amendment to Lien Covenant.  Section 6.02 of the Credit Agreement shall be amended to add new clauses (j) and (k) at the end of such Section which shall read in full as follows:

(j)           mechanic’s liens described on Schedule 6.02B and other mechanic’s or other like Liens imposed by law; provided, that such Liens do not encumber Property other than the real property commonly known as 2157 Bluff Road, Mount Vernon, Indiana 47620 and 2103 Harvest Drive, Aurora, NE  68818; and

(k)           Liens securing the Senior Exchange Notes; provided, that, (i) such Liens shall not secure any Property of the Loan Parties other than Collateral, (ii) such Liens shall be subordinated to the Liens in favor of the

Administrative Agent on terms and conditions set forth in an intercreditor and subordination agreement, in form and substance acceptable to the Administrative Agent in its sole discretion, which agreement shall (1) be entered into prior to or contemporaneously with the granting of any such Liens securing the Senior Exchange Notes and (2) provide for lien subordination, payment subordination, an unlimited remedies standstill, turnover of amounts received, no opposition to or interference with the Administrative Agent’s exercise of remedies with respect to collateral (including the sale thereof), the automatic release of any lien against collateral so sold concurrently with the release of the Administrative Agent’s lien and such other terms providing for “silent” second liens as determined by Administrative Agent in its sole and absolute discretion, and (iii) such Liens shall not have priority over the Liens in favor of the Administrative Agent.

1.24 Amendments to Investments, Loans, Advances, Guarantees and Acquisitions. Section 6.04 of the Credit Agreement shall be amended to delete clauses (c) and (d) thereof and replace them with the following clauses which shall read in full as follows:

(c)           investments by any Loan Party or any Subsidiary in Equity Interests in any other Person, provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Agreement (subject to the limitations applicable to common stock of a Foreign Subsidiary referred to in Section 5.13), (ii) in the case of investments by Loan Parties or any Subsidiary in Persons that are not Loan Parties (A) such investments were made prior to the First Amendment Effective Date and (B) such investments were permitted under this Agreement as in effect on the date such investments were made and (iii) such Person does not become a Subsidiary of Holdings as a result thereof; and

(d)           loans or advances made by any Loan Party or any Subsidiary to any other Person, provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Security Agreement and (ii) in the case of loans and advances made by Loan Parties or any Subsidiary to Persons that are not Loan Parties (A) such loans or advances were made prior to the First Amendment Effective Date and (B) such loans and advances were permitted under this Agreement as in effect on the date such loans and advances were made;

1.25 Amendments to Restricted Payments Provision.

(a)           Clauses (iv) and (v) of Section 6.08(a) of the Credit Agreement shall be amended and restated to read in full as follows:

(iv) the Loan Parties may make Restricted Payments (A) to enable the payment by Holdings of amounts then due and payable under the Senior Notes to the extent such payments are permitted under clause (b) of this Section 6.08 and (B) to be used by Parent or Holdings to pay taxes, franchise fees, licensing expenses, and other fees and expenses of the Loan Parties to maintain their existence and other similar amounts in the ordinary course of business, and

(v) [Intentionally Deleted].

(b)           Clauses (ii), (iv) and (v) of Section 6.08(b) of the Credit Agreement shall be amended and restated to read in full as follows:

(ii) [Intentionally Deleted],

(iv) the Loan Parties may make Restricted Payments to enable the payment by Holdings of (A) amounts then due and payable under the Senior Notes (but not any extensions, renewals and replacements thereof), provided, that, the amount of payments permitted by this clause (iv)(A) shall in no event exceed $1,500,000 in any period of two consecutive fiscal quarters and (B) amounts to be used by Parent or Holdings to pay taxes, franchise fees, licensing expenses, and other fees and expenses of the Loan Parties to maintain their existence and other similar amounts in the ordinary course of business, and

(v) [Intentionally Deleted].

1.26 Amendment to Restrictive Agreements Provision.  Clause (i) of the proviso set forth in Section 6.10 of the Credit Agreement shall be amended and restated to read in full as follows:

(i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or any Senior Exchange Note Document,

1.27 Amendment to Material Documents Provision.  Section 6.11 of the Credit Agreement shall be amended and restated to read in full as follows:

Section 6.11       Amendment to Material Documents.  No Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness to the extent any such amendment, modification or waiver would be adverse to the Lenders, (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents to the extent any such amendment, modification or waiver would be adverse to the Lenders, or (c) the Senior Note Documents or the Senior Exchange Note Documents.

1.28 Fixed Charge Coverage Ratio. Section 6.13 of the Credit Agreement shall be deleted in its entirety.

1.29 Events of Default.  Article VII(d), Article VII(e) and Article VII(f) of the Credit Agreement shall be amended and restated in full as follows:

(d)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(e)(ii), Section 5.01(f), Section 5.01(n), Section 5.01(o), Section 5.02(a), Section 5.03 (with respect to a Loan Party’s existence), Section 5.08, Section 5.18, Section 5.19, or in Article VI;

(e)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied for a period of (i) 5 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01 (other than Section 5.01(e)(ii), Section 5.01(f), Section 5.01(n) and Section 5.01(o)), Section 5.02 (other than Section 5.02(a)), Section 5.03 through Section 5.07, Section 5.09, Section 5.10 or Section 5.12 of this Agreement or (ii) 15 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement;

(f)           any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest, and with respect to interest such failure continues beyond any cure or grace period, and regardless of amount) in respect of any Material Indebtedness (including any of the Senior Notes), when and as the same shall become due and payable;

1.30 Events of Default.  Article VII of the Credit Agreement shall be amended to add a new clause (s) thereto which shall read in full as follows:

(s)           any Enforcement Action shall have been taken with respect to carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law securing claims in an aggregate amount in excess of $500,000;

1.31 Amendment to Agency Provisions.  Article VIII of the Credit Agreement shall be amended to add the following sentence at the end of the first paragraph of such Article:

Without limiting the generality of the foregoing, each of the Lenders, for itself and on behalf of any of its Affiliates, the Issuing Bank, and the other agents hereby irrevocably appoints the Administrative Agent to act as its agent under any intercreditor and/or subordination agreement that constitutes a Loan Document and authorizes the Administrative Agent to execute any intercreditor and/or subordination agreement contemplated by the terms of this Agreement on its behalf.

1.32 Replacement of Commitment Schedule.  The Commitment Schedule to the Credit Agreement shall be replaced in its entirety with the Commitment Schedule to this First Amendment and the Commitment Schedule hereto shall be deemed to be attached as the Commitment Schedule to the Credit Agreement.

1.33 Additional Schedule.  New Schedule 6.02B shall be added to the Credit Agreement in the form of Schedule 6.02B to this First Amendment, and Schedule 6.02B hereto shall be deemed to be attached as Schedule 6.02B to the Credit Agreement.

1.34 Additional Exhibits.  New Exhibits J and K shall be added to the Credit Agreement in the form of Exhibits J and K to this First Amendment, respectively, and Exhibits J and K hereto shall be deemed to be attached as Exhibits J and K to the Credit Agreement.

1.35 Replacement of Exhibits.  Exhibit C to the Credit Agreement shall be replaced in its entirety with Exhibit C to this First Amendment and Exhibit C hereto shall be deemed to be attached as Exhibit C to the Credit Agreement.  Exhibit D to the Credit Agreement shall be replaced in its entirety with Exhibit D to this First Amendment and Exhibit D hereto shall be deemed to be attached as Exhibit D to the Credit Agreement

1.36 Deletion of Exhibits.  Exhibit F and Exhibit G to the Credit Agreement, and all references to such Exhibits contained in the Credit Agreement, are hereby deleted in their entirety.

SECTION 2. Limited Waiver.  Borrowers hereby acknowledge that Borrowers have (a) failed to comply with Section 5.01(d) of the Credit Agreement as a result of Borrowers’ failure to timely deliver the Compliance Certificate for the quarter ended December 31, 2008 which Compliance Certificate was delivered prior to the date hereof, but after the date required in Section 5.01(d) of the Credit Agreement, (b) failed to comply with Section 5.02(e) of the Credit Agreement as a result of the Borrowers' failure to timely deliver copies of notices of default from the LeMoy, MO terminal (which defaults have since been cured), which notices were delivered prior to the date hereof, but after the date required by Section 5.02(e) of the Credit Agreement and (c) failed to comply with their obligations under Section 5.04 of the Credit Agreement solely as a result of the failure to pay in full all amounts due and owing under (i) that certain Engineering, Procurement and Construction Services Fixed  Price Contract dated as of May 31, 2007 by and between Aurora West and Kiewit Energy Company, as amended on October 1, 2008 by Amendment to Engineering, Procurement and Construction Services Fixed Price Contract and as further amended on December 31, 2008 by Change Order Number __ to Engineering, Procurement and Construction Services Fixed  Price Contract Location: Aurora West, and (ii) that certain Engineering, Procurement and Construction Services Fixed Price Contract dated as of May 31, 2007 by and between Mt Vernon and Kiewit Energy Company, as amended on December 31, 2008 by Change Order Number __ to Engineering, Procurement and Construction Services Fixed  Price Contract Location: Mt. Vernon (the “Specified Defaults”).  In reliance on the representations and warranties of Loan Parties contained herein, and subject to the limitations set forth herein, Administrative Agent hereby waives the Specified Defaults. The limited waiver granted under this First Amendment is limited solely to the Specified Defaults, and nothing contained herein shall be deemed a consent to, or waiver of, any other action or inaction of Borrowers which constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Loan Document, or which results (or would result) in a Default or Event of Default under the Credit Agreement or any other Loan Document. Neither Administrative Agent nor the Lenders shall be obligated to grant any future waivers, consents, or amendments with respect to the Credit Agreement or any other Loan Document.

SECTION 3. Conditions Precedent.  The effectiveness of the amendments to the Credit Agreement contained in Section 1 hereof and the limited waiver contained in Section 2 hereof are subject to the satisfaction of each of the following conditions precedent (the date on which each of the following conditions precedent shall be satisfied is referred to herein as the “First Amendment Effective Date”):

3.1 Fees and Expenses.  Borrowers shall have paid all fees and expenses due and owing in connection with this First Amendment, including, without limitation, a Lender fee payable to each Lender that delivers an executed counterpart of this First Amendment on or prior to the First Amendment Effective Date in the amount equal to 75 basis points of such Lender’s Revolving Commitment on the First Amendment Effective Date (after giving effect to the amendment set forth herein).    Borrowers shall have paid to Vinson & Elkins L.L.P. the amount of $200,000 and to FTI the amount of $200,000 to be held as retainers for future fees and expenses to be incurred by such Persons.

3.2 Amendment to Pledge and Security Agreement.  The Loan Parties and the Administrative Agent shall have entered into an amendment to the Pledge and Security Agreement in form and substance satisfactory to the Administrative Agent, which amendment shall provide that all amounts deposited in the Collection Account (as defined in the Security Agreement) shall at all times be applied (and allocated) by Administrative Agent in accordance with Section 2.10(b) of the Credit Agreement (as amended hereby).

3.3 Projections.  The Administrative Agent shall have received the Projections for the fiscal year ending December 31, 2009 in form satisfactory to the Administrative Agent.

3.4 Perfection Certificate.  The Administrative Agent shall have received the Perfection Certificate dated as of the First Amendment Effective Date in form and substance satisfactory to the Administrative Agent.

3.5 Accuracy of Information.   All information provided by the Loan Parties to Administrative Agent and the Lenders in connection with this First Amendment including, without limitation, information concerning financial status, assets, liabilities or business plans, whether communicated orally or in writing, shall be true and correct in all material respects; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered.

3.6 Documentation.  The Administrative Agent shall have received such other documents, instruments and agreements as it or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

3.7 No Defaults.  After giving effect to the limited waiver contained in Section 2 hereof, no Default or Event of Default shall exist.

SECTION 4. Representations and Warranties.  In order to induce the Administrative Agent and each Lender to enter into this First Amendment, each Loan Party hereby jointly and severally represents and warrants to the Administrative Agent and each Lender, as of the First Amendment Effective Date, that:

4.1 Accuracy of Representations and Warranties.  Each of the representations and warranties of each Loan Party contained in the Loan Documents (as modified hereby) is true and correct in all material respects as of the First Amendment Effective Date (except to the extent that such representations and warranties are expressly made as of a particular date, in which event such representations and warranties were true and correct as of such date).

4.2 Due Authorization, No Conflicts.  The execution, delivery and performance by each Loan Party of this First Amendment and all other documents, instruments or agreements executed by any Loan Party in connection with this First Amendment, are within each such Loan Party’s organizational powers, as applicable, have been duly authorized by all necessary organizational action, as applicable, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon any Loan Party or result in the creation or imposition of any Lien upon any of the assets of any Loan Party except for Permitted Encumbrances.

4.3 Validity and Binding Effect.  This First Amendment and all other documents, instruments or agreements executed by any Loan Party in connection with this First Amendment each constitute the valid and binding obligations of each such Loan Party enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and the availability of equitable remedies may be limited by equitable principles of general application.

4.4 Absence of Defaults.  After giving effect to the limited waiver contained in Section 2 hereof, neither a Default nor an Event of Default has occurred which is continuing.  Each Loan Party has complied with all of its obligations under the Loan Documents in all material respects.

4.5 No Defense.  No Loan Party has any defense to payment, counterclaim or right of set-off with respect to any of the Obligations on the date hereof.

4.6 Amounts Outstanding.  As of March 4, 2009, the amounts of principal and accrued interest outstanding under the Credit Agreement are as follows:

Principal	$22,450,000.00
Interest	$102,258.76
Total	$22,552,258.76

4.7 Valid Liens.  The Lenders have and will continue to possess valid and perfected security interests in, and Liens upon, all of the Collateral as set forth in the Loan Documents.

4.8 Accuracy of Information.  All information provided by the Loan Parties to Administrative Agent and the Lenders in connection with this First Amendment including, without limitation, information concerning financial status, assets, liabilities or business plans, whether communicated orally or in writing, shall be true and correct in all material respects.

SECTION 5. Miscellaneous.

5.1 Reaffirmation of Loan Documents; Extension of Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents are hereby acknowledged and affirmed and shall, except as amended and modified hereby, remain in full force and effect.  Except as expressly provided herein, the execution and delivery of this First Amendment shall not: (a) constitute an extension, modification, or waiver of any aspect of the Loan Documents or any right or remedy thereunder; (b) extend the terms of the Loan Documents or the due date of any of the loans set forth therein; (c) establish a course of dealing between the Administrative Agent, the Lenders and the Loan Parties or give rise to any obligation on the part of Administrative Agent or any Lender to extend, modify or waive any term or condition of the Loan Documents; or (d) give rise to any defenses or counterclaims to Administrative Agent’s and the Lenders’ right to compel payment of any Obligation or to otherwise enforce its rights and remedies under the Loan Documents. Each Loan Party hereby extends each Lien granted by such Loan Party to secure the Obligations until the Obligations have been paid in full, and agree that the amendments and modifications herein contained shall in no manner affect or impair the Obligations or the Liens securing payment and performance thereof, all of which are ratified and confirmed.

5.2 Parties in Interest.  All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3 Counterparts, Effectiveness of First Amendment.  This First Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this First Amendment until this First Amendment has been executed by each Loan Party, the Administrative Agent and Supermajority Lenders.  Facsimiles shall be effective as originals.

5.4 COMPLETE AGREEMENT.  THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

5.5 Headings.  The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.

5.6 Expenses.  Borrowers hereby agree to pay on demand all fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent, and FTI incurred in connection with the Loan Documents and the transactions contemplated thereby.  Borrowers acknowledge that they will receive a summary invoice reflecting only the total amount due and that such summary invoice will not contain any narrative description of the services provided by Vinson & Elkins L.L.P. or FTI.   Borrower agrees that delivery of such summary invoices shall not in any way constitute a waiver of any right or privilege of the Administrative Agent and Lenders associated with such invoices.

5.7 No Implied Waivers.  No failure or delay on the part of the Lenders or the Administrative Agent in exercising, and no course of dealing with respect to, any right, power or privilege under this First Amendment, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this First Amendment, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.8 Review and Construction of Documents.  Each Loan Party hereby acknowledges, and represents and warrants to the Lenders, that (a) such Loan Party has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this First Amendment with its legal counsel, (b) such Loan Party has reviewed this First Amendment and fully understands the effects thereof and all terms and provisions contained herein, (c) such Loan Party has executed this First Amendment of its own free will and volition, and (d) this First Amendment shall be construed as if jointly drafted by the Loan Parties and the Lenders.  The recitals contained in this First Amendment shall be construed to be part of the operative terms and provisions of this First Amendment.

5.9 Arms-Length/Good Faith.  This First Amendment has been negotiated at arms-length and in good faith by the parties hereto.

5.10 Interpretation.  Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa.  The headings, captions and arrangements used in this First Amendment are for convenience only and shall not affect the interpretation of this First Amendment.

5.11 Severability.  In case any one or more of the provisions contained in this First Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this First Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

5.12 Further Assurances.  Each Loan Party agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be requested by the Lenders or the Administrative Agent as necessary or advisable to carry out the intents and purposes of this First Amendment.

5.13 Release.  EACH LOAN PARTY ACKNOWLEDGES AND AGREES THAT: (a) THE AMOUNTS SET FORTH IN SECTION 4.6 ABOVE ARE OUTSTANDING OBLIGATIONS WITHOUT CLAIM, OFFSET, COUNTERCLAIM, DEFENSE OR AFFIRMATIVE DEFENSE OF ANY KIND AND THE OBLIGATIONS REMAIN THE CONTINUING AND INDIVIDUAL OBLIGATIONS OF THE LOAN PARTIES, UNTIL ALL AMOUNTS DUE THEREUNDER, INCLUDING ATTORNEYS’ FEES AND COSTS INCURRED BY ADMINISTRATIVE AGENT AND THE LENDERS IN CONNECTION

WITH THIS FIRST AMENDMENT OR ENFORCEMENT OF THE LOAN DOCUMENTS, ARE PAID IN FULL; (b) THE LIENS AND SECURITY INTERESTS GRANTED TO THE ADMINISTRATIVE AGENT FOR THE BENEFIT OF THE LENDERS BY EACH OF THE LOAN PARTIES ARE AND REMAIN VALID AND PERFECTED SECURITY INTERESTS IN THE ASSETS OF THOSE PARTIES; AND (c) AS OF THE DATE HEREOF, EACH LOAN PARTY HEREBY RELEASES, DISCHARGES, AGREES TO HOLD HARMLESS AND COVENANTS NOT TO SUE THE ADMINISTRATIVE AGENT, THE LENDERS AND THEIR RESPECTIVE REPRESENTATIVES, AGENTS, EMPLOYEES, ATTORNEYS, DIRECTORS, OFFICERS, PARENTS, AFFILIATES, ASSIGNS, INSURERS, SUBSIDIARIES, AND THEIR SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM AND ON ACCOUNT OF ANY AND ALL CLAIMS, DEFENSES, AFFIRMATIVE DEFENSES, SETOFFS, COUNTERCLAIMS, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, AGREEMENTS, PROVISIONS, LIABILITIES AND DEMANDS IN LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN (COLLECTIVELY, THE “CLAIMS”) WHICH ANY LOAN PARTY EVER HAD, NOW HAS, OR MAY HEREAFTER HAVE AGAINST OR RELATED TO THE RELEASED PARTIES THROUGH THE DATE OF THIS AGREEMENT, TO THE EXTENT SUCH CLAIMS RELATE TO OR ARISE OUT OF THE LOAN DOCUMENTS OR THE TRANSACTIONS DESCRIBED THEREIN, THE OBLIGATIONS,  OR THE ADMINISTRATION OF THE LOAN DOCUMENTS.  Notwithstanding the foregoing or any other provision of this First Amendment, all of the parties hereto acknowledge the dispute that forms the basis for the claims now pending before the Circuit Court for the Tenth Judicial Circuit, Tazewell County, Illinois in Aventine Renewable Energy, Inc. v. JP Morgan Securities, Inc. and JP Morgan Chase Bank, N.A., case number 08 L 142.  Neither the foregoing release nor any other provision of this First Amendment shall be deemed to release, prejudice, or affect in any way the claims that are currently alleged in that proceeding or any claims that in the future may be alleged in that proceeding, in an arbitration proceeding, or in a proceeding in any other forum, related to or based in whole or part on the claims that are currently alleged in that proceeding.

5.14 Guarantees.  (a) Each of the Loan Guarantors hereby acknowledges and agrees to the continuing authenticity and enforceability of each of the Guarantees notwithstanding the agreements set forth herein.  Each of the Loan Guarantors hereby ratify and reaffirm each of the Guarantees in their entirety, confirm the continuing validity of each of the Guarantees and agree that each of the Guarantees shall remain in full force and effect until the Obligations have been paid in full in cash to the Lenders and all remaining obligations of the Loan Parties to the Administrative Agent and the Lenders under the Loan Documents and this First Amendment have been performed to the Administrative Agent’s and the Lenders’ satisfaction.  The Guarantees are incorporated herein by reference.

(b)           Each of the Loan Guarantors agrees that, as of the date hereof, it has no claims or defenses of any kind by way of offset or otherwise to the payment and satisfaction in full of the Obligations to the Administrative Agent or the Lenders pursuant to each of the Guarantees.  To the extent that any such claim or defense may presently exist or may arise in the future, each of the Loan Guarantors expressly waive any and all claims or defenses against any of the Released Parties that now or hereafter exist by reason of, among other things, and without limitation: (a) any and all amendments or modifications of any document or instrument; (b) any and all alterations, accelerations, extensions or other changes in the time or manner of payment or performance of the Obligations; (c) any and all increases or decreases in the rate of interest or other charges; (d) the release, substitution or addition of any collateral or any shareholder of the corporation; (e) any failure of Administrative Agent to give notice of default to the Loan Parties; (f) any failure of the Administrative Agent or the Lenders to pursue the Loan Parties or any of the Loan Parties’ property with due diligence; or (g) any failure of the Administrative Agent or the Lenders to resort to the Collateral or to remedies which may be available to it.

5.15 WAIVER OF JURY TRIAL.  EACH LOAN PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH LOAN PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.16 WAIVER OF CONSEQUENTIAL DAMAGES.  EACH LOAN PARTY HEREBY WAIVES ANY RIGHT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO CLAIM OR RECOVER FROM ADMINISTRATIVE AGENT OR ANY LENDER ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES).

5.17 Governing Law.  The First Amendment shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

BORROWERS:

AVENTINE RENEWABLE ENERGY, INC.

By:	/s/ Ronald H. Miller
Name: Ron Miller
Title: President & CEO

AVENTINE RENEWABLE ENERGY – MT VERNON, LLC

By:	/s/ Ronald H. Miller
Name: Ron Miller
Title: President & CEO

AVENTINE RENEWABLE ENERGY – AURORA WEST, LLC

By:	/s/ Ronald H. Miller
Name: Ron Miller
Title: President & CEO

OTHER LOAN PARTIES:

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ Ronald H. Miller
Name: Ron Miller
Title: President & CEO

AVENTINE RENEWABLE ENERGY, LLC

By:	/s/ Ronald H. Miller
Name: Ron Miller
Title: President & CEO

Signature Page to First Amendment to Credit Agreement

AVENTINE POWER, LLC

By:	/s/ Ronald H. Miller
Name: Ron Miller
Title: President & CEO

NEBRASKA ENERGY, L.L.C.

By:	/s/ Daniel R. Trunfio, Jr.
Name: Daniel Trunfio
Title: President

Signature Page to First Amendment to Credit Agreement

ADMINISTRATIVE AGENT
AND THE LENDERS:	JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By:	/s/ Jeff A. Tompkins
Name: Jeff A. Tompkins
Title: Vice President

Signature Page to First Amendment to Credit Agreement

BANK OF AMERICA, N.A., individually as a Lender

By:	/s/ Marina Khrylik
Name: Marina Khrylik
Title: AVP, Client Manager

Signature Page to First Amendment to Credit Agreement

UBS LOAN FINANCE LLC, individually as a Lender

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

Signature Page to First Amendment to Credit Agreement

WELLS FARGO FOOTHILL, LLC, individually as a Lender

By:	/s/ Rina Shinoda
Name: Rina Shinoda
Title: Vice President

Signature Page to First Amendment to Credit Agreement

BMO CAPITAL MARKETS FINANCING, INC., individually as a Lender

By:	/s/ Jason M. Clary
Name: Jason M. Clary
Title: Vice President

Signature Page to First Amendment to Credit Agreement

SIEMENS FINANCIAL SERVICES, INC., individually as a Lender

By:
Name:
Title:

Signature Page to First Amendment to Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, individually as a Lender

By:	/s/ M. Galovican
Name: Name: M. Galovican
Title: Director

Signature Page to First Amendment to Credit Agreement

COMMITMENT SCHEDULE

Lender	Revolving Commitment[1]
JPMorgan Chase Bank, N.A.	$14,250,000
Bank of America, N.A.	$12,000,000
UBS Loan Finance LLC	$12,000,000
Wells Fargo Foothill, LLC	$12,000,000
BMO Capital Markets Financing, Inc.	$8,250,000
Siemens Financial Services, Inc.	$8,250,000
Wachovia Bank, National Association	$8,250,000
Total	$75,000,000

1 The aggregate amount of the Lender’s total Revolving Commitment as of the First Amendment Effective Date is $75,000,000 and will be automatically reduced on a pro-rata basis to $60,000,000 on April 1, 2009 and to $50,000,000 on May 1, 2009.

Commitment Schedule

SCHEDULE 1.01

Summary of Note Exchange Terms

The Company	Aventine Renewable Energy Holdings, Inc.

The Offer
The Company is offering to exchange for each $1,000 aggregate principal amount of its outstanding 10% Senior Notes due 2017 (the “Existing Notes”) (i) an aggregate principal amount of new secured notes of the Company (the “New Notes”) equal to $1,000 plus an amount equal to the accrued and unpaid interest to, but not including, the settlement date, on $1,000 aggregate principal amount of Existing Notes and (ii) shares of common stock, par value $.01 per share, of the Company which will not result in a Change of Control.

Conditions to the Offer	The Offer is conditioned upon at least $270 million of Existing Notes being exchanged in the Offer and the satisfaction or waiver of customary conditions.

Existing Notes Not Exchanged	Existing Notes not exchanged pursuant to the Offer will remain outstanding.

Terms of the New Notes	The terms of the New Notes will be identical to the terms of the Existing Notes except that:

·	interest rate will increase from 10% to 12%

·
interest payable on at least  the next two interest payment dates commencing April 1, 2009 may, at the issuer’s option, be payable in cash or be deferred or be payable-in-kind through the issuance of additional New Notes

·	New Notes will be secured by a second priority lien on substantially all of the Company’s assets (but shall not secure any Property other than the Collateral)

Schedule 1.01

SCHEDULE 6.02B

Mechanic’s Liens

1.
Securing amounts allegedly owed to Kiewit Energy Company under (a) that certain Engineering, Procurement and Construction Services Fixed  Price Contract dated as of May 31, 2007 by and between Aurora West and Kiewit Energy Company, as amended on October 1, 2008 by Amendment to Engineering, Procurement and Construction Services Fixed Price Contract and as further amended on December 31, 2008 by Change Order Number __ to Engineering, Procurement and Construction Services Fixed  Price Contract Location: Aurora West, and (b) that certain Engineering, Procurement and Construction Services Fixed Price Contract dated as of May 31, 2007 by and between Mt Vernon and Kiewit Energy Company, as amended on December 31, 2008 by Change Order Number __ to Engineering, Procurement and Construction Services Fixed  Price Contract Location: Mt. Vernon but not enforcement.

2.	Securing amounts allegedly owed to Val-Fab, Inc. in connection with work done at 2157 Bluff Road, Mount Vernon, Indiana 47620.

3.	Securing amounts allegedly owed to J.E. Shekell, Inc. in connection with work done at 2157 Bluff Road, Mount Vernon, Indiana 47620.

4.	Securing amounts allegedly owed to Mel-Kay Electric Co., Inc. in connection with work done at 2157 Bluff Road, Mount Vernon, Indiana 47620.

5.	Securing amounts allegedly owed to DCR Construction, Inc. in connection with work done at 2103 Harvest Drive, Aurora, NE 68818.

Schedule 6.02B

EXHIBIT C

C-1

EXHIBIT D

COMPLIANCE CERTIFICATE

To:          The Lenders parties to the
Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of March 23, 2007, among Aventine Renewable Energy, Inc., a Delaware corporation (“Aventine”), Aventine Renewable Energy – Aurora West, LLC, a Delaware limited liability company (“Aurora West”), and Aventine Renewable Energy – Mt Vernon, LLC, a Delaware limited liability company (“Mt Vernon” and, collectively with Aventine and Aurora West, the “Borrowers” and each individually a “Borrower”), the financial institutions or other parties thereto from time to time (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent thereunder (the “Administrative Agent”) (said Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time, the “Agreement”)  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, ON ITS BEHALF AND ON BEHALF OF THE BORROWERS, THAT:

1.           I am the duly elected ______________ of the Borrower Representative;

2.           I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements [for quarterly or monthly financial statements add:  and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrowers and their consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

3.           The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (a) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (b) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements referred to in Section 3.04 of the Agreement;

4.           I hereby certify that no Loan Party has changed (a) its name, (b) its chief executive office, (c) principal place of business, (d) the type of entity it is or (e) its state of incorporation or organization without having given the Agent the notice required by Section 4.15 of the Security Agreement;

5.           I hereby certify that each accounts receivable aging and reconciliation and accounts payable aging are accurate and complete.

6.           Schedule I attached hereto sets forth financial data and computations evidencing the Borrowers’ compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct; and

7.           Schedule II hereto sets forth the computations necessary to determine the Applicable Rate commencing on the Business Day this certificate is delivered.

8.           Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, are taking, or propose to take with respect to each such condition or event or (ii) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _______________, __________.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC., as Borrower Representative

By:
Name:
Title:

[Signatory must be a Financial Officer]

SCHEDULE I

Compliance as of _____________, _____ with
Provisions of Sections 6.01, 6.04, 6.05, 6.07 and 6.08 of the Agreement

SCHEDULE II

Borrowers’ Applicable Rate Calculation

EXHIBIT J

FORM OF INTERIM ACCOUNT REPORT

JPMORGAN CHASE BANK, N.A., ADMINISTRATIVE AGENT
ASSET BASED OPERATIONS
2200 Ross Avenue, 9th Floor
Dallas, Texas 75201
ATTN:  Jeff Tompkins

RE:
Credit Agreement dated as of March 23, 2007, among Aventine Renewable Energy, Inc., a Delaware corporation (“Aventine”), Aventine Renewable Energy – Aurora West, LLC, a Delaware limited liability company (“Aurora West”), and Aventine Renewable Energy – Mt Vernon, LLC, a Delaware limited liability company (“Mt Vernon” and, collectively with Aventine and Aurora West, the “Borrowers” and each individually a “Borrower”), the financial institutions or other parties thereto from time to time (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent thereunder (the “Administrative Agent”) (said Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement for all purposes.  Any capitalized terms which are used herein and are not otherwise defined in this certificate and agreement shall have the meaning ascribed to such terms in the Credit Agreement.

Each Person who executes this Interim Account Report on behalf of Borrower Representative hereby certifies that (a) he/she is a Financial Officer of Borrower Representative and in that capacity, such Person is authorized to execute this Interim Account Report on behalf of Borrower, and (b) the following information is accurate, complete and correct as of ____________ ____, 20___.  Each Person who executes this report does so in his/her capacity as a Financial Officer of Borrower Representative and not in his/her individual capacity.

1.           [Aventine’s / Aurora West’s / Mt Vernon’s] Account Information:

Total accounts as of _________ ___, 200__ [Insert date of preceding Business Day]	$__________________
Plus gross sales	$__________________
Less gross collections on accounts	$__________________
Deposit date:__________________	$__________________
Less credits to accounts	$__________________
Reverse adjustment to Accounts – prior report	$__________________
Plus/minus adjustments to accounts	$__________________

Plus non-accounts receivable cash	$__________________
Accounts as of _________ ___, 20___	$__________________
Gross collections on Accounts	$__________________
Deposit date:_________________	$__________________
Less deductions	$__________________
Plus non-accounts receivable cash	$__________________
Plus/minus adjustments to accounts	$__________________
Net Collections on Accounts	$__________________

[Insert breakdown for each Borrower]

2.           Unbilled Accounts:

Prior Business Day unbilled accounts	$__________________
Less billed accounts included in the previous line	$__________________
Plus estimated gross unbilled accounts for such Business Day	$__________________
Less Ineligible Unbilled Accounts	$__________________
Eligible Unbilled Accounts as of _________ ___, 20___	$__________________

[Insert breakdown for each Borrower]

3.           Information.  Such figures are taken from the Borrowers’ account records, kept in accordance with GAAP and used in the Borrowers’ business.  In determining eligible accounts for purposes hereof, the standards set forth in the Credit Agreement for Eligible Accounts were utilized correctly and consistently applied.  This certificate and agreement is delivered to the Administrative Agent upon the understanding that the Administrative Agent and the Lenders will rely upon it in making or continuing Loans to the Borrowers under the Credit Agreement.

4.           Representations and Warranties.  The undersigned on behalf of the Borrower Representative hereby confirms that the agreements, warranties and representations contained in the Credit Agreement apply to all such accounts.  The Borrowers ratify and confirm the continuing general and first priority Lien against all accounts of the Borrowers and confirm any Collateral Documents in favor of the Administrative Agent and the Lenders.

[Signature Page to Follow]

AVENTINE RENEWABLE ENERGY HOLDINGS, INC., as Borrower Representative

By:
Name:
Title:

[Signatory must be a Financial Officer]

EXHIBIT K

FORM OF INVENTORY DESIGNATION REPORT

JPMORGAN CHASE BANK, N.A., ADMINISTRATIVE AGENT
ASSET BASED OPERATIONS
2200 Ross Avenue, 9th Floor
Dallas, Texas 75201
ATTN:  Jeff Tompkins

RE:
Credit Agreement dated as of March 23, 2007, among Aventine Renewable Energy, Inc., a Delaware corporation (“Aventine”), Aventine Renewable Energy – Aurora West, LLC, a Delaware limited liability company (“Aurora West”), and Aventine Renewable Energy – Mt Vernon, LLC, a Delaware limited liability company (“Mt Vernon” and, collectively with Aventine and Aurora West, the “Borrowers” and each individually a “Borrower”), the financial institutions or other parties thereto from time to time (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent thereunder (the “Administrative Agent”) (said Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”)

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement for all purposes.  Any capitalized terms which are used herein and are not otherwise defined in this certificate and agreement shall have the meaning ascribed to such terms in the Credit Agreement.

Each Person who executes this Inventory Designation Report on behalf of Borrower Representative hereby certifies that (a) he/she is a Financial Officer of Borrower Representative and in that capacity, such Person is authorized to execute this Inventory Designation Report on behalf of Borrower Representative, and (b) the following information is accurate, complete and correct as of ____________ ____, 20__ (the “Calculation Date”).  Each Person who executes this report does so in his/her capacity as a Financial Officer of Borrower and not in his/her individual capacity.

1.	Borrowers’ Inventory:

a.	Schedule I attached hereto sets forth computations related to Borrowers’ inventory recap.

b.	Schedule II attached hereto sets forth computations relating to Borrowers’ denatured and undenatured ethanol.

c.	Schedule III attached hereto sets forth computations relating to Borrowers’ in-transit ethanol inventory.

d.	Schedule IV attached hereto sets forth computations relating to Borrowers’ co-products inventory.

e.	Schedule V attached hereto sets forth computations relating to Borrowers’ raw materials inventory.

2.           Information.  Such figures are taken from the Borrowers’ inventory records, kept in accordance with GAAP and used in the Borrowers’ business or, if so indicated, taken from a physical inventory.  Unless otherwise indicated, such figures are at the lower of cost (determined on a weighted average basis) or market value as determined in accordance with GAAP consistently applied.  This certificate and agreement is delivered to the Administrative Agent upon the understanding that the Administrative Agent and the Lenders will rely upon it in making or continuing Loans to the Borrowers under the Credit Agreement.

3.           Representations and Warranties.  The undersigned on behalf of the Borrower Representative hereby confirms that the agreements, warranties and representations contained in the Credit Agreement apply to all such inventories.  The Borrowers ratify and confirm the continuing general and first priority Lien against all inventories of the Borrowers and confirm any Collateral Documents in favor of the Administrative Agent and the Lenders.

4.           Inventory Locations. Except as described in Annex I hereto, all Inventory of the Borrowers is kept at the locations specified in the Perfection Certificate, as updated by the Perfection Certificate Update(s) (if any), previously delivered to Administrative Agent.

AVENTINE RENEWABLE ENERGY HOLDINGS, INC., as Borrower Representative

By:
Name:
Title:

[Signatory must be a Financial Officer]

SCHEDULE I

INVENTORY RECAP

Aventine Renewable Energy, Inc.
Completed for Inventory Designation Report
Inventory Recap
Dated [Date]

Borrower's Inventory
	A.	Gross Finished Goods Inventory
		Ethanol (Note)		$
		Co-Products		-
			Total	-
	B.	Gross In-Transit Inventory		$
	C.	Gross Raw Materials Inventory
		Corn		$
		Denaturant		$
			Total	-
		Total Gross Inventory		#VALUE!

Note: The ethanol valuation reported in A. does not include any in-transit ethanol

SCHEDULE II

DENATURED AND UNDENATURED ETHANOL

Aventine Renewable Energy, Inc.
Ethanol Inventory
Completed for Inventory Designation Report
[Insert Date]
GALLONS
Denatured Ethanol
Beginning inventory @ [Insert Date]
In Pekin, Illinois
At terminal locations
Total

Plus:
Purchased Ethanol [___] to [___]:
Marketing alliances
Non-alliance purchases
Total

Plus:
Produced denatured ethanol

Plus:
Transfers from in-transit inventory

Less:
Sales 01 ethanol (fuel grade & E85)
Gain/(Loss) in inventory
Adjust for ethanol in-transit
Ending denatured ethanol Inventory @ _____, 20__

Undenatured Ethanol
Beginning inventory @ ____, 20__
In Pekin, Illinois only

Plus:
Purchases of Industrial grade ethanol

Plus:
Produced undenatured ethanol

Less:
Transfer to production to make fuel-grade ethanol

Less:
E85 sales
Gain/(Loss) in inventory
Ending undenatured ethanol inventory @ ____, 20__

Pricing:
Gross ethanol price through _____, 20__ billings	$
Less: prior month average freight cost per gallon
Average net market price per gallon from end of prior month	$
Weighted average cost per gallon from end of prior month	$
Denatured gallons ethanol not in-transit
Undenatured gallons of ethanol located in Pekin
Total ethanol not in-transit
Multiply times lower of cost or market (LCM) price	$
Ending not in-transit ethanol inventory value	$

SCHEDULE III

IN-TRANSIT ETHANOL INVENTORY

Aventine Renewable Energy, Inc.
Completed for Inventory Designation Report
In-Transit Ethanol Inventory
[Insert Date]

GALLONS
Beginning in-transit ethanol inventory gallons @ [Insert Date]

Plus:
New in-transit ethanol inventory gallons
Loads billed, not yet off-loaded (title not passed yet)

Less:
Transfers to finished goods ethanol inventory
Loads billed, not off-loaded (from prior report)
Ending in-transit inventory gallons @ 11/18/05	-
Multiply by price obtained from ethanol tab	$
Ending in-transit ethanol inventory value	$

Railcars in-transit, [___] @ [___] gals each
Barges in-transit - [___] @ [___]	-
Ships in-transit· [___] @ [___]	-
Railcars billed, not off-loaded, [___] @ [___] gals each
Barges billed, not off-loaded, [___] @ [___]	-
-

SCHEDULE IV

CO-PRODUCTS INVENTORY

Aventine Renewable Energy, Inc.
Completed for Inventory Designation Report
Co-Products Inventory
[Insert Date]

	FEED	WET FEED	MEAL	GERM	CCDS	YEAST

Beginning inventory @ _____, 20__ in lbs.

Plus:
Production in lbs.

Less:
Sales in lbs.
Ending inventory @ ______, 20__ in lbs.	-	-	-			-
Divide by 2000 lbs to arrive @ tonnage	-	-	-		-	-
Market price per ton as of ______, 20__ (yeast is valued at cost)	$	$	$	$	$	$
Total Co-Product Inventory Valuation						$-

SCHEDULE V

RAW MATERIALS INVENTORY

Aventine Renewable Energy, Inc.
Completed for Inventory Designation Report
Raw Materials Inventory
[Insert Date]

(bushels) CORN
Beginning inventory @ ________, 20__ in large & small silos

Plus:
Purchase per daily corn sheet

Less:
Estimated Usage of product into production
Gain/(Loss) to agree to physical	-
Ending inventory @ __________, 20__	-
Market price per bushel as of __________, 20__	$

Total corn valuation	$

(gallons) DENATURANT
Beginning inventory @ ________, 20__

Plus:
Purchases	-

Less:
Usage of product into production
Gain/(Loss)
Ending inventory @ __________, 20__	-
Market price per bushel as of __________, 20__	$

Total denaturant valuation	$

ANNEX I

NEW INVENTORY LOCATIONS

	Total Gallons/Bushels	Price/Cost Per Gallon/Bushel		Bailee Letter?
New Location	(as applicable)	(as applicable)	Total	(Yes/No)